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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements of Millennium Chemicals Inc. on Form S-8 (No. 333-13143) pertaining to the Quantum Chemical Retirement Savings and Investment Plan, (No. 333-13147) pertaining to the Quantum Chemical Retirement Savings and Investment Plan for Hourly Represented Employees, and (No. 333-13717) pertaining to the Millennium Chemicals Inc. Long-Term Stock Incentive Plan of our report on the Millennium Chemicals Inc. financial statements dated January 23, 1998, except as to Note 13, which is as of March 20, 1998, which appears on page 28 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference to our report on Supplemental Financial Information and the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.

PRICE WATERHOUSE LLP
Morristown, New Jersey
March 27, 1998